                                                                     EXHIBIT 2.4

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of January 30, 1997, by and among Jaycor, a California corporation ("Jaycor"), Jaycor Emerging Technologies, Inc., a California corporation ("Holding Company"), and Jaycor Acquisition Company, a California corporation ("AcqCo").


                                 R E C I T A L S

         A.       Holding Company is a wholly-owned subsidiary of Jaycor;

         B.       AcqCo is a wholly-owned subsidiary of Holding Company; and

         C. The parties intend that, upon the terms and subject to the conditions set forth below, AcqCo shall be merged with and into Jaycor, with Jaycor as the surviving corporation (the "Merger"), pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Exhibit A (the "Agreement of Merger") and the applicable provisions of the laws of the State of California.


                                A G R E E M E N T

         NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties hereby agree as follows:

         1.       Plan of Reorganization.

                  1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and the Agreement of Merger, Jaycor, AcqCo and Holding Company shall effect the Merger by filing an executed copy of the Agreement of Merger, together with other requisite documents, with the Secretary of State of the State of California, in accordance with California law. The Merger shall become effective upon the date specified in the Agreement of Merger (the "Effective Date").

                  1.2      Effects of the Merger.  On the Effective Date:

                           (a)      AcqCo shall be merged with and into Jaycor,
Jaycor shall be the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of AcqCo shall cease;


                           (b)      Each and every share of capital stock of
Jaycor issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger, be


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converted into the right to receive one share of the same class and series, and bearing the same rights, preferences and privileges, of the capital stock of Holding Company;

                           (c)      Each option and warrant convertible into one
or more shares of capital stock of Jaycor outstanding immediately prior to the Effective Date will, by virtue of the Merger, be converted into the right to receive the same number, class and series of shares of the capital stock of Holding Company, upon the same terms, exercise price, and subject to the same conditions as are currently set forth in the option or warrant, as the case may be;

                           (d)      Each and every share of Jaycor held in the
Jaycor treasury will be canceled and no shares of capital stock of Holding Company shall be issued in respect thereof;

                           (e)      Each and every share of capital stock of
AcqCo outstanding immediately prior to the Effective Date shall be changed and converted into and shall be one fully paid and nonassessable share of capital stock of Jaycor;

                           (f)      Each and every share of capital stock of
Holding Company outstanding immediately prior to the Effective Date will be canceled and no securities shall be issued in respect thereof; and

                           (g)      The Merger shall, from and after the
Effective Date, have all of the effects provided by California Law.

         2. Abandonment. At any time prior to the Effective Date, this Agreement may be terminated and the Agreement of Merger may be abandoned by the Board of Directors of Jaycor (the "Board"), notwithstanding approval of this Agreement by the shareholder of AcqCo if circumstances arise which, in the opinion of the Board, make the Merger for any reason inadvisable.

         3.       Miscellaneous.

                  3.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  3.2 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the invalid or unenforceable provision.

                                        2

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                  3.3      Amendment and Waivers. Any term or provision of this
Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

                  3.4 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be solely between the parties to this Agreement.

                  3.5 Entire Agreement. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.



JAYCOR                                       JAYCOR EMERGING
                                             TECHNOLOGIES, INC.


By: /s/ Eric P. Wenaas                       By: /s/ P. Randy Johnson
    -------------------------                    ---------------------------
    Eric P. Wenaas, President                    P. Randy Johnson, President




                                             JAYCOR ACQUISITION COMPANY



                                             By: /s/ P. Randy Johnson
                                                 ---------------------------
                                                 P. Randy Johnson, President

                                   EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 30, 1997, is entered into by and among JAYCOR, a California corporation ("Jaycor"), Jaycor Acquisition Company, a California corporation ("AcqCo" and, together with Jaycor, the "Constituent Corporations"), and Jaycor Emerging Technologies, Inc., a California corporation ("Holding Company").

                                    RECITALS

        A. Each of Jaycor, AcqCo and Holding Company is a corporation duly organized and validly existing under the laws of the State of California.

        B. At the date of this Agreement, Jaycor's authorized capital stock consists of twelve million (12,000,000) shares of common stock, One and Sixty-Seven One Hundredths Cents ($0.0167) par value ("Jaycor Common Stock"), of which three million ninety-nine thousand one hundred eighty-eight (3,099,188) shares are issued and outstanding.

        C. At the date of this Agreement, AcqCo's authorized capital stock consists of one thousand (1,000) shares of common stock, no par value ("AcqCo Common Stock"), of which one hundred (100) shares are issued and outstanding, all of which are owned by Holding Company.

        D. At the date of this Agreement, Holding Company's authorized capital stock consists of twelve million (12,000,000) shares of common stock, One and Sixty-Seven Hundredths Cents ($0.0167) par value ("Holding Company Common Stock"), of which one hundred (100) shares are issued and outstanding, all of which are owned by Jaycor.

        E. The respective boards of directors of Jaycor, and AcqCo and Holding Company have determined that it is advisable and in the best interests of each of such corporations and their respective shareholders for AcqCo to merge with and into Jaycor upon the terms and subject to the conditions set forth in this Agreement, pursuant to which the current shareholders of Jaycor will become the shareholders of Holding Company, and Holding Company will become the sole shareholder of Jaycor.

        F. The respective boards of directors of Jaycor, AcqCo and Holding Company have, by resolutions duly adopted, approved this Agreement.

        G. Holding Company has approved this Agreement as the sole shareholder of AcqCo.

        H. Jaycor has approved this Agreement as the sole shareholder of Holding Company.


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                                   AGREEMENT

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Jaycor, AcqCo and Holding Company hereby agree as follows:

        1. Merger. AcqCo shall be merged with and into Jaycor (the "Merger"), and Jaycor shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The date that the Merger shall become effective (the "Effective Date") shall be the date of filing with the Secretary of State of the State of California of a duly executed copy of this Agreement and such other certificates and documents as may be required under the laws of the State of California to effect the Merger.

        2. Succession. On the Effective Date, the separate corporate existence of AcqCo shall cease, and Jaycor shall possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and each and all of the rights, privileges, powers and franchises of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action belonging to each of the Contituent Corporations shall be transferred to and vested in the Surviving Corporation and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of the Constituent Corporations shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Jaycor, its shareholders, board of directors and committees thereof, officers and agents which were valid and effective immediately prior to the effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Jaycor.

        3. Articles and Bylaws. The articles of incorporation and bylaws of Jaycor on the Effective Date shall continue to be the articles of incorporation and


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
bylaws of Jaycor as the Surviving Corporation without change or amendment until further amended in accordance with the provisions hereof and applicable laws. The articles of incorporation and bylaws of Holding Company on the Effective Date shall continue to be the articles of incorporation and bylaws of Holding Company without change or amendment until further amended in accordance with the provisions hereof and applicable laws.

        4. Directors and Officers. The directors and officers of Jaycor at the Effective Date shall be and continue as directors and officers, holding the same titles and positions, of Jaycor on the Effective Date, and after the Effective Date shall serve in accordance with the bylaws of Jaycor until their successors shall have been elected or qualified or until otherwise provided by law. On the Effective Date, the directors and officers of Jaycor at the Effective Date shall also become the directors and officers of Holding Company, holding the same titles and positions, on and after the Effective Date, and shall serve in accordance with the bylaws of Holding Company and until their successors shall have been elected or qualified or until otherwise provided by law.

        5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, to the extent permitted by law, there shall be executed and delivered on behalf of AcqCo such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AcqCo, and to otherwise carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of AcqCo or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        6. Conversion of Shares. At the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof:

                (a) each and every share of Jaycor Common Stock issued and outstanding immediately prior to the Effective Date shall be changed and converted into and shall be one fully paid and nonassessable share of Holding Company Common Stock and shall bear the same rights, preferences and privileges;

                (b) each and every share of Jaycor Common Stock held in the Jaycor treasury will be canceled and retired and resume the status of authorized and unissued shares of Jaycor Common Stock, and no shares of Holding Company Common Stock or other securities shall be issued in respect thereof;

                (c) each and every share of AcqCo Common Stock issued and outstanding immediately prior to the Effective Date shall be changed and converted


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
into and shall be one fully paid and nonassessable share of Jaycor Common Stock; and

                (d) each and every share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall be cancelled and retired and resume the status of authorized and unissued shares of Holding Company Common Stock or other securities shall be issued in respect thereof.

        7. Stock Certificates. At and after the Effective Date, all of the outstanding certificates which, immediately prior to the Effective Date, represented shares of Jaycor Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of capital stock of Holding Company into which the shares of Jaycor Common Stock, formerly represented by such certificates, have been converted as herein provided, and any and all restrictions or legends on any shares or certificates representing shares of Jaycor Common Stock shall continue and/or be placed on any shares and/or certificates for shares of Holding Company into which such shares of Jaycor Common Stock are convertible. The registered owner on the books and records of Jaycor or its transfer agents of any such outstanding stock certificate shall, until such certificate has been surrendered for transfer or otherwise accounted for to Jaycor or its transfer agents, have and be entitled to exercise any voting and other rights and with respect to, and to receive any dividend and other distributions upon, the shares of capital stock of Holding Company evidenced by such outstanding certificate as above provided.

        8. Stock Option Plans; Warrants. As of the Effective Date, Holding Company shall assume and continue each of Jaycor's stock option and employee stock ownership plans (the "Stock Plans"), and all obligations of Jaycor thereunder, including the outstanding options or awards or portions thereof granted pursuant thereto. Each option, whether granted under the Stock Plans or otherwise, and each warrant issued by Jaycor to purchase shares of Jaycor Common Stock which is outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or warrant, respectively, to purchase the same number of shares of Holding Company Common Stock at the same price per share, and upon the same exercise price, terms and subject to the same conditions as set forth in the Stock Plans or the terms of the respective warrants or options, all as in effect at the Effective Date. Immediately subsequent to the Merger, the same number of shares of Holding Company Common Stock shall be reserved for purposes of the Stock Plans and outstanding warrants as is equal to the number, class and series of shares of Jaycor Common Stock so reserved immediately prior to the Merger.

        9. Abandonment. At any time prior to the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the board of directors of Jaycor, notwithstanding approval of this Agreement by the shareholder of AcqCo if, in the opinion of the board of directors of Jaycor, circumstances arise


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
which, in the opinion of such board of directors, make the Merger for any reason inadvisable.

        10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        11. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

JAYCOR,                                 JAYCOR ACQUISITION COMPANY,
a California corporation                a California corporation


By: /s/ ERIC P. WENAAS                  By: /s/ P. RANDY JOHNSON
    -------------------------------         ------------------------------
    Eric P. Wenaas, President               P. Randy Johnson, President

By: /s/ DOROTHY K. BIDWELL              By: /s/ P. RANDY JOHNSON
    -------------------------------         ------------------------------
    Dorothy K. Bidwell, Secretary           P. Randy Johnson, Secretary


JAYCOR EMERGING
TECHNOLOGIES, INC.,
a California corporation

By: /s/ P. RANDY JOHNSON
    -------------------------------
    P. Randy Johnson, President

By: /s/ P. RANDY JOHNSON
    -------------------------------
    P. Randy Johnson, Secretary


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